Exhibit 99.2

Monday, July 20, 2015

Today is a big day in our history. I am excited to announce that we have entered into a merger agreement with SunEdison and TerraForm Power. Please set aside at least 15 minutes to read this email in its entirety.

This is REALLY EXCITING News!

In 2013 we set the goal to have one gigawatt under management within three years – 31G. Reaching that goal has been our obsession. Steadily and faithfully we have climbed towards that goal and today we are a little more than one-third of the way there. I am extremely proud of our progress, and you should be too.

We have evaluated the climb ahead and decided to join forces with another expedition that is familiar with the kind of terrain we will be facing on the climb ahead. We believe SunEdison and TerraForm Power combined is the perfect partner to help us GET THERE FASTER.

Why SunEdison?

SunEdison is the world’s largest renewable energy development company and is trasnforming the way energy is generated, distributed, and owned around the globe. They have broad experience in developing, financing, installing, and operating renewable power plants. SunEdison manages many large-scale commercial, industrial, and utility wind and solar projects all across the world.

More importantly for us, however, we believe SunEdison has everything we would hope to find in the perfect climbing partner. They have a compelling long-term and global vision for solar that matches our own. They too are passionate about flipping the switch on the way people create and consume power. They also believe in Being Good and Doing Good.

I encourage you to explore the “About Us” section of SunEdison’s website for a brief overview of their business and their culture. Take special notice of how their vision and values align with ours.

Why We Are Excited

There are so many reasons to be excited about this news. Allow me to highlight just a few:

By joining with SunEdison and TerraForm Power, we believe we will be able to expand and grow our business much faster than we could on our own.

SunEdison is the largest renewable energy developer in the world. We intend to leverage their global presence to expand into international markets, and to leverage their expertise in financing and technology development to take our revolution to more people in more innovative ways than ever before.

In this industry, speed is critical. With SunEdison’s help, we believe we will GET THERE FASTER.

Doing what we do best.

Solar has long been part of their vision for renewables and SunEdison recognizes that we know how to do residential solar in the U.S. better than anyone else. SunEdison values the culture we have created and the people of Vivint Solar, and they believe in our vision, mission, and values.

We will continue to operate much as we have for the past four years, but with a trusted and capable partner by our side whose values and passion mirror our own.

SunEdison takes great care of their employees.

They have invested millions of dollars in culture programs and leadership training opportunities for their employees. They also offer some of the best employee benefits in the industry.

Burning Questions, and How to Get Them Answered

You no doubt have lots of questions about what this change means for you and the rest of Vivint Solar. Here are the resources and channels we have setup for answering your questions:

Q&A (see below)

At the end of my email I provide a fairly comprehensive Q&A. I expect most of your immediate questions will be answered there. Please read the Q&A thoroughly because it includes some legal information that all of us should be aware of.

Live Webinar - Today at 11:30 AM (MT)

You should have also received an invitation to attend a live webinar today at 11:30 AM (MT), during which time you can ask additional questions.

Submit Your Questions via Email

We have created an email specifically for you to submit questions about this change: GetThereFaster@vivintsolar.com.

Your Supervisors and Managers

Please feel free to reach out to your managers and supervisors with questions.

Ongoing Email Updates

We will send out email updates with additional information throughout this period.

Please be aware that, for legal reasons, we won’t be able to communicate everything as quickly and openly as we would like. Also, there may be many questions for which we do not yet have an answer. I hope you will be patient if the answer is “we don’t know yet,” or “we can’t say.” Such is the nature of these things.

That said, I commit to you that we will do our very best to communicate as much and as often as we can.

Final Thoughts

Reaching 31G is our near-term goal, but becoming the world’s largest energy provider is our ultimate ambition. With this merger, we are making a huge leap in that direction.

I realize change—even positive change—can be intimidating. Let me quickly assure you that I believe this is the absolutely right move for our company at this time. Allow yourself the necessary time to digest this news and then recommit yourself to staying focused on achieving our quarterly and annual goals. Reaching the goals we have set is vitally important.

I look forward to discussing this more with you in our upcoming webinar and in the coming days.

Greg Butterfield

CEO, Vivint Solar

GetThereFaster@vivintsolar.com

Please read the following information thoroughly.

How confidential is this information?

Although news of this definitive agreement and certain details of the potential merger have has already been announced publicly, any and all information shared internally regarding the merger and our future plans should be regarded as STRICTLY CONFIDENTIAL AND SHOULD NOT BE SHARED WITH ANY THIRD PARTIES.

What does it mean when you say SunEdison, TerraForm Power, and Vivint Solar have entered into a “definitive agreement” for the acquisition of Vivint Solar?

The parties have entered into a merger agreement to acquire our company, Vivint Solar, but completion of the transaction is subject to the notification and reporting requirements under the Hart-Scott-Rodino Act, registration under the Securities Act of 1933 of the SunEdison common stock and convertible notes to be received by our stockholders in the merger, and the satisfaction of other customary closing conditions. This period is referred to as the “pre-closing period.” The transaction is expected to close in the fourth quarter of 2015.

What legal restrictions should we be aware of during this pre-closing period?

Antitrust laws strictly regulate conduct between parties prior to the closing of a merger and can impose personal and company liability.

To keep yourself and the company out of danger, remember this simple principle: Vivint Solar and SunEdison are and must remain independent companies until closing. In other words, conduct “business as usual.”

If you work in a role that puts you at risk of interacting with SunEdison, ask the ELT member over your department for a list of Dos and Don’ts.

What do I say when people outside of our company ask about this acquisition?

We have a communication plan in place to inform media, analysts, shareholders, customers, suppliers, and partners throughout the duration of this transaction. You should not assume responsibility for communicating any details of the merger or any future plans of the company unless you have been expressly authorized to do so.

When analysts, investors, vendors, suppliers, or other business contacts ask about this news, this is what you should tell them:

“This is exciting news, but until the deal closes, we have nothing more to add than what has already been communicated in our press release. For now, it is very much business as usual.”

When customers ask about this news, this is what you should tell them:

“This is great news for our customers! We are still waiting, however, for the deal to be completed and I can only communicate what has been shared in our press release. You can rest assured that our commitment to our customers is stronger than ever.”

Does knowing about this acquisition affect my ability to buy and sell stock in either company during this period?

Please refer to our insider trading policy and guidelines. In general, however, if you are aware of material nonpublic information, you are prohibited from trading.

What will the integration timeline and process look like once the merger is completed?

Representatives from Vivint Solar and SunEdison will evaluate how best to bring our companies and teams together. This will be done with a small team, subject to regulatory restrictions. They will create a detailed integration plan and timeline that will be communicated once the merger is completed.

Who is going to be in charge?

Greg Butterfied will continue to lead our company within the SunEdison organization. Greg will report directly to Ahmad Chatila, CEO of SunEdison. Vikas Desai, Senior VP & Global GM of Residential and Small Commercial Solar with SunEdison, will report to Greg.

Why does SunEdison want to buy Vivint Solar?

Residential solar is an important part of SunEdison’s long-term vision for renewables throughout the world. By acquiring Vivint Solar, SunEdison will become a major player in that space overnight. More importantly, SunEdison values the business we have built, the culture that has driven its success, and the people who have made it happen.

How will this merger affect our business model?

Our business model is an important part of what makes us valuable to SunEdison. We have created a platform unlike any other in the industry. We will continue to do what we do well while also taking advantage of new opportunities made possible by this partnership.

Does Vivint Solar need SunEdison? Why not go it alone?

We could, but we believe it would take much longer and could expose us to more risk in the markets. Joining SunEdison gives us the opportunity to take advantage of their strong global platform to reach new markets, accelerate growth, and gain access to capital. SunEdison has been growing at an incredible rate (90% CAGR in MW completions since 2009) and has built a strong brand in the market, with an especially excellent reputation for execution.

SunEdison’s size and global footprint will also provide additional opportunities for people interested in getting exposure to new markets, products, functions, etc.

How will this affect our relationship with Vivint Inc.?

Once the acquisition is finalized, SunEdison will become the parent company of Vivint Solar (which will become a subsidiary of SunEdison). At that point, Vivint Solar will no longer be legally affiliated with Vivint Inc. or its holding companies.

What will happen to the Vivint Solar brand?

Great question. It’s too early to know at this point.

Will this change affect our plans to build a new headquarters in Lehi, UT?

No. Our new headquarters will continue to be built as planned.

Will there be any sales overlap between our solar products and theirs?

Great question. We are still finalizing these details and can’t address this question at this time.

Do we still need to focus on our 2015 company goals?

Absolutely! Our goals are based on the fundamental metrics of running our business and align with the information we provide to the markets. They are very unlikely to change, and until the acquisition closes, it is “business as usual.” The path we are on—the goals we have set—are part of the value we bring to SunEdison.

As if you needed more reason than that, remember that annual performance reviews and bonuses are based on performance to these goals.

How will this impact our current hiring plans?

Hiring should continue as planned. We will let you know if anything changes.

Will I still have a job?

This merger is about adding capability, expertise, and pipeline to our combined business. Both companies are growing at a fast pace and we expect there to be many new and different types of opportunities for future career growth.

How will the merger affect my team?

Great question. It’s too early to know at this point.

Will my pay or benefits change in any way?

Great question. We are still finalizing these details and can’t address this question at this time.

How will the merger affect our day-to-day work?

We all need to continue to do the great work that has made this company successful. It is critical that we all remain focused on hitting our quarterly and annual goals.

Also, until the acquisition is finalized, Vivint Solar and SunEdison are legally required to operate as two entirely independent entities – “business as usual.”

How will my bonus plan be affected by the merger?

Right now we are not currently planning any adjustments to the established bonus plans, but it’s too early to know for sure at this point.

GetThereFaster@vivintsolar.com

© 2015 Vivint Solar. All rights reserved. The information in this e-mail is for the use of the designated recipients only. This email is considered confidential unless otherwise indicated and may also constitute an attorney/client communication or attorney work product subject to copyright or constitutes a trade secret, and therefore, is privileged and confidential. If you are not an identified recipient of this e-mail, you are instructed not to review it or any attachments, to immediately permanently delete this e-mail, and are further directed to not disseminate, forward or copy any information from this email or any attachments.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The proposed merger transaction between SunEdison and Vivint Solar will be submitted to the stockholders of Vivint Solar for their consideration. SunEdison intends to file with the SEC a registration statement on Form S-4 that will include a prospectus of SunEdison and a proxy statement of Vivint Solar, and Vivint Solar intends to file with the SEC a definitive proxy statement on Schedule 14A. SunEdison and Vivint Solar also plan to file other relevant documents with the SEC regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS OF VIVINT SOLAR ARE URGED TO READ THE PROXY STATEMENT, PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT SUNEDISON, VIVINT SOLAR AND THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC free of charge at the SEC’s website,www.sec.gov. Copies of documents filed with the SEC by SunEdison (when they become available) may be obtained free of charge on SunEdison’s website atwww.sunedison.com or by directing a written request to SunEdison, Inc., Investor Relations, 13736 Riverport Drive, Ste. 1800, Maryland Heights, MO 63043. Copies of documents filed with the SEC by Vivint Solar (when they become available) may be obtained free of charge on Vivint Solar’s website at www.vivintsolar.com or by directing a written request to Vivint Solar, Inc., care of Vivint Solar Investor Relations, 3301 N Thanksgiving Way, Ste. 500, Lehi, UT, 84043. Investors and security holders may also read and copy any reports, statements and other information filed by SunEdison or Vivint Solar, with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.Participants in the Merger SolicitationSunEdison, Vivint Solar, and certain of their respective directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding SunEdison’s directors and executive officers is available in its proxy statement filed with the SEC by the Company on April 17, 2015 in connection with its 2015 annual meeting of stockholders, and information regarding Vivint Solar’s directors and executive officers is available in its proxy statement filed with the SEC by Vivint Solar on April 20, 2015 in connection with its 2015 annual meeting of stockholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the prospectus and proxy statement and other relevant materials to be filed with the SEC when they become available.